UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2012

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), ("Southwest"), Stillwater, Oklahoma, is pleased to announce the unanimous election on January 26, 2012, of Marran H. Ogilvie of Oklahoma City to the boards of directors of Southwest and its principal banking subsidiary, Stillwater National Bank and Trust Company ("SNB"). Ms. Ogilvie (age 43) currently is an advisor to the creditors’ committee of Lehman Brothers International (Europe) and has substantial experience as a senior executive of two New York financial institutions, Cowen Group, Inc. and Ramius, LLC. She is a graduate of the University of Oklahoma and the St. John’s University School of Law, is a member of the New York State and American Bar Associations, and is a holder of numerous federal and state securities licenses. Ms. Ogilvie’s election by the Southwest Board and SNB filled newly created seats on the boards. Ms. Ogilvie also has been appointed to Southwest’s Audit and Governance Committees.

There was no arrangement or understanding between Ms. Ogilvie and any other person pursuant to which she was selected as a director.

Item 7.01 Regulation FD Disclosure.

The disclosures included under item 5.02 of this report are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

January 31, 2012	By:	Rick Green

Name: Rick Green
Title: President and CEO